Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Repackaged American General Floating Rate Trust Certificates, Series 2003-1
*CUSIP:   76027YAA2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending July 15, 2006.

INTEREST ACCOUNT
----------------


Balance as of    April 15, 2006.....                                     $0.00
        Swap Receipt Amount.....                                   $201,309.38
        Scheduled Income received on securities.....               $562,500.00
        Unscheduled Income received on securities.....                   $0.00

LESS:
        Swap Distribution Amount.....                             -$562,500.00
        Distribution to Holders.....                              -$201,309.38
        Distribution to Depositor.....                                  -$0.00
        Distribution to Trustee.....                                    -$0.00
Balance as of    July 15, 2006.....                                      $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of    April 15, 2006.....                                     $0.00
        Scheduled principal payment received on securities.....          $0.00

LESS:
      Distribution to Holders.....                                      -$0.00
Balance as of    July 15, 2006.....                                      $0.00


                UNDERLYING SECURITIES HELD AS OF July 15, 2006

           Principal
             Amount                      Title of Security
           ----------                    -----------------
           $15,000,000     American General Corporation 7 1/2% Notes due
                           July 15, 2025
                           *CUSIP:        026351AU0

                    CREDIT SUPPORT HELD AS OF July 15, 2006

            Notional
             Amount                      Title of Security
           ----------                    -----------------
           $15,000,000     Swap Agreement Dated as of July 2, 2003
                           between the Trust and Lehman Brothers Derivative
                           Products Inc.

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.